Exhibit 99.2

 Fourth Quarter and Full Year 2020Earnings Presentation  January 28, 2021

 FORWARD LOOKING STATEMENTS  This presentation and statements by the Company’s management contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “anticipated,” “expects,” “intends,” “believes,” “may,” “likely,” “will” or other statements that indicate future periods. Such statements include, without limitation, statements regarding management’s predictions or expectations about future economic conditions, statements about the Company’s business or financial performance, as well as management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties which change over time and other factors which could cause actual results to differ materially from those currently anticipated. These risks and uncertainties include, but are not limited to: the impact of the global COVID-19 pandemic on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act and the Consolidated Appropriations Act, 2021), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; conditions in the financial markets and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the potential inability to replace income lost from exiting our mortgage banking activities with new revenues; the impact of changes in interest rates; credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company’s loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements; any further impairment of the Company’s goodwill or other intangible assets; losses resulting from pending or potential litigation claims may exceed amounts accrued with respect to such matters; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and other risks and uncertainties. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, whether as a result of new information, future events, or otherwise, except as required by law.  2

 NON-GAAP INFORMATION  This presentation contains references to financial measures that are not defined in generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this press release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this presentation when comparing such non-GAAP financial measures.The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe these measures provide investors with information regarding balance sheet profitability, and we believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.A reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent is included in the Appendix of this presentation.  3

INVESTMENT VALUE THESIS

- Unique positioning in the Greater Baltimore market as largest locally-owned bank headquartered in Baltimore and 3rd largest state-headquartered bank and is continuing to attract talent and the portfolios that come with talent
- Commercial focus differentiates and is also attracting talent as we enter the greater Washington, D.C. market
- TBV growth driven by core PPNR; combined with additions to ALLL, and strong asset quality trends expected to protect company from economic uncertainty
- Continued significant participation in each PPP round enhances EPS and furthers opportunities to take loan and deposit share
- Ability to stabilize net interest margin despite loan yield compression, through fixed rate loan portfolio and decreasing funding costs
- Asset quality strong with loan deferrals down to 2.2% of loans (2.4% of portfolio loans) at January 22, 2021 and no significant concentrations in individual customer exposures and/or highly impacted industries
- Capital management:
    - Above well capitalized at 11.83% CET1
    - Strong capital levels provide numerous opportunities
- Historically strong liquidity position, both on-balance sheet and off-balance sheet through contingent funding availability

HOWARD BANCORP

"Portfolio loans," which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

4

   QUARTERLY HIGHLIGHTS  “Pre-provision net revenue (PPNR)”, “Tangible book value”, and “Core Earnings” metrics are non-GAAP financial measures.See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.    5

EARNINGS SNAPSHOT

Reported Net Income (Loss) & EPS

($ in thousands except per share data)	Q4 '20	Q3 '20	Q4 '19	Vs Q3 '20	Vs Q4 '19	2020	2019	Yr Over Yr
Net interest income	$ 19,685	$ 18,272	$ 17,267	$ 1,413	$ 2,418	$ 73,602	$ 69,310	$ 4,292
Noninterest income	2,145	2,089	5,625	56	(3,480)	12,359	21,034	(8,675)
Total revenue	21,830	20,361	22,892	1,469	(1,062)	85,961	90,344	(4,383)
Noninterest expense	14,567	12,709	14,362	1,858	205	89,463	64,078	25,385
Pre-provision net revenue (1)	7,264	7,652	8,530	(388)	(1,266)	(3,502)	26,266	(29,768)
Provision for credit losses	1,700	1,700	750	-	950	9,845	4,193	5,652
Income (loss) before income taxes	5,564	5,952	7,780	(388)	(2,216)	(13,347)	22,073	(35,420)
Income tax expense (benefit)	1,093	1,348	1,880	(255)	(787)	3,645	5,192	(1,547)
Net income (loss)	**$ 4,471**	**$ 4,604**	**$ 5,900**	**$ (133)**	**$ (1,429)**	**$ (16,991)**	**$ 16,881**	**$ (33,872)**
Net income (loss) per share - diluted	**$ 0.24**	**$ 0.25**	**$ 0.31**	**$ (0.01)**	**$ (0.07)**	**$ (0.91)**	**$ 0.89**	**$ (1.80)**

Core(1) Net Income and EPS

($ in thousands except per share data)	Q4 '20	Q3 '20	Q4 '19	Vs Q3 '20	Vs Q4 '19	2020	2019	Yr Over Yr
Core Net income	**$ 5,497**	**$ 4,604**	**$ 4,517**	**$ 893**	**$ 980**	**$ 16,472**	**$ 17,561**	**$ (1,089)**
Core Diluted EPS	**$ 0.29**	**$ 0.25**	**$ 0.24**	**$ 0.05**	**$ 0.06**	**$ 0.88**	**$ 0.92**	**$ (0.04)**

HOWARD BANCORP

(1) "(PPNR)" and "Core Net Income and EPS" metrics are non-GAAP financial measures. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.

6

NONINTEREST EXPENSE

- Q4 2020 included two “non-Core” items:
  - $1.0 million increase to a litigation accrual, initially recorded in the second quarter of 2020, for potential litigation claims stemming from certain mortgages originated by First Mariner Bank.
    - For the year 2020, total accruals were $2.0M
    - The increase in the accrual was the result of a settlement of this potential litigation in January 2021
  - Branch optimization net charge of $554 thousand, consisting of the following:
    - $1.1 million of costs associated with the announcement, during the fourth quarter of 2020, of our intent to close an additional two branches in early 2021.
      - Both of the branches to be permanently closed have been temporarily closed since March 2020 due to the pandemic.
    - Partially offset by the $538 thousand partial reversal of a branch closing liability, initially recorded in the second quarter of 2019; the partial reversal was a result of securing a sublease on the former branch location.
- In addition, Q4 2020 was “noisy” as we implemented an enhanced accrual methodology for data processing and professional fees; impact of this change was $618 thousand; this will not reoccur in future periods
    - Core expenses for Q4 of $13.2 million; after excluding the enhanced accrual impact, were $12.4M
    - Core expenses for the year 2020 of $50.0 million; after excluding the accrual impact, were $49.4M
- As we look to 2021, before considering the incremental expenses associated with our Greater Washington initiative, we expect a quarterly expense run rate in the $12.25M to $12.75M range

HOWARD BANCORP

7

 PROFITABILITY MEASURES  (1) “PPNR”, “Tangible return on average tangible common equity”, “Tangible return on average tangible assets” , and all “Core” metrics are non-GAAP financial measures. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.  8

 SBA PAYCHECK PROTECTION PROGRAM    9  PPP Round 3…351 applications taken totaling $72.8 million (“M”) through 1/22/2021  Forgiveness…Except for EIDL advances, only one loan processed for forgiveness not fully forgivenAs of 1/22/2021, 20 additional forgiveness applications in process of payment and 40 applications pending validation by the SBAAs of 1/22/2021, 641 of remaining loans were eligible for the SBA simplified forgiveness application  Financial highlights…Pretax income of $1.7M in Q4 ’20 / $1.1M in Q3 ’20 / Q2 ‘20 1.0M /$3.8M for the yearNet processing fees are being deferred and amortized over the contractual termAccelerated net fees (due to forgiveness) of $705 thousand recognized in Q4 ‘20Unaccreted net deferred fees of $3.2M at 12/31/2020

 LOAN PORTFOLIO COMPOSITION  70% of total portfolio loans (excluding PPP loans) are commercial which is consistent with successful differentiated market positioningCommercial loan volumes down slightly due to pandemic, new loan acquisition still occurring with strong clientsResidential loan balances reduced due to sale of mortgage division and current refinance boom due to historically low rates  “Portfolio loans,” which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.  10

LOAN PORTFOLIO BALANCE TRENDS

The following table presents a summary of loan portfolio activity (ex. PPP), by quarter, in 2020; $ in millions:

Balances:	Balance 12/31/19	New Loans	Other, Net	Balance 3/31/20	New Loans	Other, Net	Balance 6/30/20	New Loans	Other, Net	Balance 9/30/20	New Loans	Other, Net	Balance 12/31/20
CRE / construction	**$ 814**	$ 33	$ (20)	**$ 828**	$ 20	$ (19)	**$ 829**	$ 15	$ (16)	**$ 827**	$ 64	$ (31)	**$ 859**
C&I	**373**	33	(16)	**389**	11	(47)	**353**	10	(9)	**354**	23	(43)	**334**
Total commercial	**1,187**	66	(36)	**1,217**	30	(66)	**1,182**	24	(25)	**1,181**	87	(74)	**1,194**
Residential mortgage	**512**	12	(23)	**500**	3	(26)	**477**	13	(36)	**454**	20	(33)	**441**
Consumer	**47**	2	(4)	**45**	5	(3)	**47**	9	(2)	**54**	14	(3)	**64**
Total loans	**$1,746**	$ 80	$ (64)	**$1,761**	$ 38	$ (94)	**$1,705**	$ 46	$ (63)	**$1,688**	$ 121	$ (110)	**$1,698**

Quarterly % Change:	New Loan %	Other, Net %	Q1 % Change	New Loan %	Other, Net %	Q2 % Change	New Loan %	Other, Net %	Q3 % Change	New Loan %	Other, Net %	Q4 % Change
CRE / construction	4.1%	-2.4%	1.7%	2.4%	-2.3%	0.1%	1.8%	-2.0%	-0.2%	7.7%	-3.8%	4.0%
C&I	8.7%	-4.4%	4.3%	2.7%	-12.0%	-9.3%	2.7%	-2.5%	0.2%	6.5%	-12.1%	-5.6%
Total commercial	5.6%	-3.0%	2.5%	2.5%	-5.4%	-2.9%	2.0%	-2.1%	-0.1%	7.4%	-6.3%	1.1%
Residential mortgage	2.3%	-4.6%	-2.3%	0.6%	-5.2%	-4.6%	2.7%	-7.6%	-4.8%	4.4%	-7.3%	-2.9%
Consumer	3.9%	-8.6%	-4.7%	10.8%	-6.5%	4.3%	18.7%	-3.5%	15.2%	25.3%	-6.1%	19.2%
Total loans	4.6%	-3.6%	**0.9%**	2.2%	-5.4%	**-3.2%**	2.7%	-3.7%	**-1.0%**	7.1%	-6.5%	**0.6%**

- Strong Q1 commercial originations led to 2.5% net Q1 growth
- Q2 & Q3 reflect drop in demand / lower C&I line utilization
- Strong Q4 commercial originations partially offset by high level of payoffs / lower line utilization

- Residential mortgage decline driven by higher prepayments throughout 2020; despite purchase production in Q3 and Q4, balances still dropped $36M
- Consumer growth in Q2, Q3, and Q4 driven by strong marine lending activity

HOWARD BANCORP

"Portfolio loans," which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

11

LOAN PORTFOLIO BALANCE TRENDS

The following table presents a summary of loan portfolio activity (ex. PPP) for the year 2020; $ in millions:

	Balance 12/31/19	New Loans	Other, Net	Balance 12/31/20	$ Change	% Change	New Loan %	Other, Net %
CRE / construction	**814**	131	(86)	**859**	45	6%	16%	-11%
C&I	**373**	76	(115)	**334**	(39)	-10%	20%	-31%
Total commercial	**1,187**	207	(201)	**1,194**	7	1%	17%	-17%
Residential mortgage	**512**	48	(119)	**441**	(71)	-14%	9%	-23%
Consumer	**47**	29	(12)	**64**	17	36%	62%	-25%
Total loans	**$1,746**	$ 284	$ (331)	**$1,698**	$ (47)	-3%	16%	-19%

- CRE / construction growth of 6%
- C&I, despite new loan originations at 20% of 12/31/19 balance, were down 10% for the year, driven by lower line utilization and unexpected Q4 payoffs
- Total commercial portfolios were up net 1% for the year, despite new loan originations at 17% of 12/31/19 balance

- Residential mortgage 14% decline driven by:
  - Higher prepayments throughout 2020; Q4 prepayment rate of 35% (annualized)
  - With exit of mortgage banking activities, a slow start in generating purchase production, new loan originations in 2020 we only 40% of runoff
- Strong consumer growth in 2020 driven by strong marine lending activity

HOWARD BANCORP

"Portfolio loans," which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

12

 CREDIT LINE UTILIZATION  Commercial line outstandings decreased by $15.3M in Q4 ‘20Line utilization down ~12% compared to December 31, 2019Line utilization remains down due to higher liquidity levels for our borrowers  13  Line Usage as % of Total Commitment

POTENTIALLY HIGHLY IMPACTED LOAN SECTORS

The following table presents the industry segments within our loan portfolio that may be most highly impacted by COVID-19. Loan balances are at December 31, 2020; loan deferral balances are as of January 22, 2021; PPP balances are 2020 originations:

($ in millions) Loan Category	Loan Balance	As % of Total Loans	Total Exposure	As % of Total Exposure	Balance with Deferrals	As % of Loan Category	Initial SBA PPP Loan Relief	As % of Loan Category	% of Loan Balance Criticized	% of Loan Balance NPL (1)
CRE - retail	$ 103.7	6.1%	$ 103.7	4.8%	$ -	0.0%	$ -	0.0%	0.0%	0.0%
Hotels	60.6	3.6%	65.6	3.0%	11.1	18.4%	1.5	2.5%	9.3%	0.0%
CRE - residential rental	45.5	2.7%	45.5	2.1%	-	0.0%	-	0.0%	0.0%	0.0%
Nursing and residential care	40.1	2.4%	44.9	2.1%	-	0.0%	2.6	6.5%	0.0%	0.0%
Retail trade	31.4	1.9%	50.0	2.3%	-	0.0%	13.2	42.0%	1.2%	0.7%
Restaurants and caterers	28.0	1.7%	31.4	1.5%	5.7	20.3%	14.9	53.1%	63.1%	4.6%
Religious and similar organizations	27.8	1.6%	29.3	1.4%	-	0.0%	6.3	22.6%	0.0%	0.0%
Arts, entertainment, and recreation	14.9	0.9%	15.7	0.7%	2.3	15.6%	3.3	22.2%	0.0%	0.0%
Total - selected categories	$ 352.0	20.7%	$ 385.9	17.9%	$ 19.2	5.4%	$ 41.8	11.9%	6.7%	0.4%
Total - Q3 Presentation	$ 348.4	20.6%	$ 382.0	18.6%	$ 44.3	12.7%	$ 41.8	12.0%		
Total - Q2 Presentation	$ 353.6	20.7%	$ 383.5	18.6%	$ 123.6	35.0%	$ 40.5	11.5%		
Total - Q1 Presentation	$ 357.6	20.3%	$ 390.1	18.6%	$ 123.9	34.6%	$ 21.9	6.1%		

- Potential highly impacted loan sectors are unchanged since they were initially identified at March 31, 2020
- Deferrals as of January 22, 2021 represent 47% of total commercial / CRE loan deferrals
- Initial SBA PPP relief represented 21% of total PPP loans originated
- De minimis exposure to Energy, Travel, Transportation & Aerospace, Trucking

(1) "NPL" denotes nonperforming loans

Loan balances are expressed as a % of respective quarter-end "Portfolio loans," which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

HOWARD BANCORP
14

POTENTIALLY HIGHLY IMPACTED LOAN SECTORS

Hotels	Restaurants & Caterers	Nursing and Residential Care	CRE Retail
• Seasoned operators • No conference reliance • No dependence on air or business travel • Limited restaurants • No destination properties • Primarily drive-up hotels • All are reopened • 14 loans / 10 properties • Total loan balance - $60.6M • Average loan size - $4.3M	• 66 loans • Total loan balance - $28.0M • Average loan size - $0.4M	• Balance distribution: o Assisted living - 84% o Disability, Mental Health, and Substance Abuse - 16% • 16 loans • Total loan balance - $40.1M • Average loan size - $2.5M	• Generally grocery store anchored or service-driven non-grocery store anchored • No malls or big box stores • 64 loans • Total loan balance - $103.7M • Average loan size - $1.6M

HOWARD BANCORP

15

 LOAN DEFERRALS   Deferral Trend     Deferrals are expressed as a % of respective quarter-end “Portfolio loans,” which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.  16

LOAN DEFERRALS *(continued)*

($ in millions)	10/23/20	11/6/20	12/31/20	1/22/21
Total deferrals	**$ 73.0**	**$ 47.3**	**$ 56.1**	**$ 41.4**
• As a % of:				
• Total loans	3.9%	2.5%	3.0%	2.2%
• Portfolio loans	4.3%	2.8%	3.3%	2.4%
Total deferrals consist of:				
• Full payment deferrals	$ 36.2	$ 23.7	$ 25.2	$ 23.3
• As a % of total deferrals	49.6%	50.1%	44.9%	56.3%
• Principal only deferrals	$ 36.8	$ 23.6	$ 30.9	$ 18.1
• As a % of total deferrals	50.4%	49.9%	55.1%	43.7%
Included in total deferrals are:				
• Second deferrals (1)	$ 10.0	$ 10.0	$ 16.7	$ 20.3
• As a % of total deferrals	13.7%	21.1%	29.8%	49.0%
• Second deferrals consist of:				
• Full payment deferrals	$ 7.7	$ 7.7	$ 14.0	$ 17.6
• Principal only deferrals	2.3	2.3	2.7	2.7

(1) *includes deferrals where the cumulative inception to date deferral is greater than six months but less than a year*

- This table provides additional detail on the composition of total loan deferrals from October 23, 2020 (disclosure in Q3 investor presentation) to January 22, 2021.
- 1/22/21 deferrals are down from 11/6/20 level (10-Q disclosure) after a slight increase at 12/31/20
- Consumer deferrals are insignificant, dropping from $1.6M at 10/23/20 to $0.4M at 12/31/20 and 1/22/21
- Second deferrals (as defined in note (1) in the table) have increased since both 10/23 and 11/6 and represent 49% of total 1/22/21 deferrals / 1.2% of total portfolio loans
- Note also that $17.6M (87%) of second deferrals are in the form of full payment deferrals
- Second deferrals for loans included in our “potentially highly impacted loan sectors” (“PHI”) were $19.2M at 1/22/21 (total deferrals in PHI were $123.6M in Q2 and $44.3M in Q3)
- Overall, full payment deferrals represent 56% of total deferrals at 1/22/21

Deferrals are expressed as a % of respective qtr-end “Portfolio loans,” which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

HOWARD BANCORP

17

 ASSET QUALITY TRENDS  18  Classified Loans as % Total Loans  Nonperforming Assets as % Total Assets   Accruing 30+ Days Past Due as % Total Loans  “Classified loans” are the total of substandard, doubtful and loss rated loans.Loans rated as special mention totaled $22.2M (1.19% of total loans), $29.8M (1.58% of total loans) and $14.0M (0.74% of total loans) as of 12/31/20, 9/30/20 and 6/30/20, respectively.There were no loans rated as special mention in Q4 ’19 or Q1 ‘20.

 ASSET QUALITY TRENDS (continued)  “Portfolio loans,” which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.  Allowance as % of Nonperforming Loans (%)  Allowance as % of Loans  19  Allowance + FV Marks as % of Portfolio Loans  Net Charge-Offs (annualized) as % Average Loans

INCREASED ALLOWANCE FOR LOAN LOSSES

Allowance by Loan Type as % of Portfolio Loan Type



CRE - NOO, 1.46%
Commercial, 1.24%
Constr & Land, 1.08%
Constr &...
CRE - OO, 0.88%
CRE - NOO, 0.64%
Personal, 0.85%
Personal, 0.51%
Commercial, 0.45%
CRE - OO, 0.39%
1.50%
1.20%
0.90%
0.60%
0.30%
0.00%
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
CRE - NOO
CRE - OO
Constr & Land
Commercial
Personal

Personal loans consist of residential mortgages, home equity and consumer loans.

- 12/31/20 allowance ("ALLL") of $19.2M is up $8.8M since 12/31/19
  - Net charge-offs of $764 thousand for year 2020
  - YTD provisions attributable to loan and lease losses of $9.5M
- Rolling average historical loss rates have declined during the year:
  - 4Q19: 0.29% | 1Q20: 0.25% | 2Q20: 0.20% | 3Q20: 0.19% | 4Q20: 0.19%
- A specific allocation of $894 thousand included in the 12/31/20 ALLL
- Other than specific allocations at both 12/31/20 and 2019, ALLL increased in Q4 and year 2020 solely through qualitative factors:
  - Q4 2020 +3 BP to 1.08%
  - Year 2020 +51 BP from 0.57% to 1.08%
- While loan deferrals and PPP loans reduce short-term risks in the portfolio, we anticipate future:
  - Additional risk rating downgrades
  - Potential increases in charge-offs

HOWARD BANCORP
20

 CAPITAL POSITION  Regulatory capital ratios exceeded all well-capitalized standards:Tier 1 leverage ratio of 9.26% (up from 9.07% prior quarter)CET1 and Tier 1 capital ratios of 11.83% (up from 11.65% prior quarter)Total capital ratio of 14.32% (up from 14.11% prior quarter)Recorded goodwill impairment charge of $34.5M in Q2 ‘20  21  “Tangible Book Value” is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

LOAN YIELDS & DEPOSIT RATE TRENDS

- Loan yield down 45 bps from Q4 ‘19 (ex. PPP loans)
- Good mix of fixed rate loans partially mitigates the rate of decline in yield
- Dramatic drop in quarterly average market rates during last five quarters
- Average rate on customer CDs down 68 bps from Q4 ‘19 and down 18 bps from Q3 ‘20
  - Average rate should continue a downward trend in 2021 as maturing higher rate CDs are repriced at lower market rates
- Average rate on interest-bearing non-maturity deposits down 52 bps from Q4 ‘19 and down 10 bps from Q3 ’20
- Some significant maturing customer CDs in Q1 and Q2 ‘21 will drive the average rate down to approx. 0.55% in Q2 ‘21
- We expect our cost of funds (inc. DDA) dropping to approx. 0.25% in Q2 / Q3 ‘21


Deposit Rates & Quarterly Avg Interest Rates
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
Customer CD's, 1.90%
Effective FF, 1.65%
Int-Bearing Non-Mat Deposits, 0.60%
Customer CD's, 1.22%
10 Yr Treasury, 0.86%
1 Mth LIBOR, 0.15%
Effective FF, 0.09%
Int-Bearing Non-Mat Deposits, 0.08%
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20


Loan Yields & Quarterly Avg Interest Rates
6%
5%
4%
3%
2%
1%
0%
Prime, 4.83%
Portfolio Loans 4.70%
Portfolio Loans , 4.25%
Total Loans, 4.23%
Prime, 3.25%
10 Yr Treasury, 1.80%
1 Mth LIBOR, 1.79%
Effective FF, 1.65%
10 Yr Treasury, 0.86%
1 Mth LIBOR, 0.15%
Effective FF, 0.09%
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20

HOWARD BANCORP

“Portfolio loans,” which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

22

 NET INTEREST INCOME (NII) & NET INTEREST MARGIN (NIM)  Lower rates led to a decrease in interest expense which more than offset the reduction in interest income from Q3 ‘20 to Q4 ‘20Mix of fixed rate loan assets and high percentage of low cost transaction deposits provides protection against declining ratesQ4 ‘20 NIM increased 24 bps vs. Q3 ‘20+17 bps due to decrease in cost of interest-bearing liabilities+12 bps due to increase in earning asset yields-5 bps effect of non-interest-bearing depositsThe following table presents the impact of PPP and fair value accretion (“FV”) on our NIM:  23  “Portfolio loans,” which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

 DEPOSIT COMPOSITION & TRENDS  Transaction deposits now 45% of total depositsQ4 ’20 cost of deposits 23 bps vs. 36bps in Q3 ‘20Demand deposits increased by $20M from September 2020 to December 2020 Savings up by $29M and customer CD’s down by $21M from September 2020 to December 2020The increases in customer deposits allowed us to decrease institutional deposits and short-term borrowings  24

PATH TO ENHANCING SHAREHOLDER VALUE

Continue to leverage locally unique brand position in a down cycle

- Leverage heightened brand awareness as THE local option in an environment of industry disruption, industry consolidation and industry distraction
- Attract and retain top lending talent to provide best in class products and services to serve the needs of small to middle market companies and professionals who operate and live in our footprint
- Leverage Baltimore and capitalize on DC team building opportunities; seeing opportunities in each commercial area – Branch based small business, Business banking, Middle market, CRE
- 20+ % increase in Business Development staff in the last 90 days; includes 4 team members in DC; team leader with over 25 years of experience in the DC market; will drive additional market share gains
- Renew emphasis on small business and business banking to enhance granularity to loan and deposit portfolios

Continue to mitigate headwinds of excess macro-economic liquidity and compressing loan yields

- Continue successful focus on lowering funding costs through valuing and seeking transaction accounts in a market where they are being taken for granted
- Leverage transaction account strengths with treasury management fees, Strategy Corps partnership, recovering interchange fees

(continued)

HOWARD BANCORP

25

PATH TO ENHANCING SHAREHOLDER VALUE (continued)  Mitigate headwinds…(continued)Continue to mitigate headwinds through selectively grown, efficiently sourced higher yielding niche portfolio loans - marine lending and home improvement - through partnerships rather than direct sales staff Offset residential mortgage run off with additional investor /correspondent banking partnerships Continue to manage costs by keeping non-DC market expenses flat through resource re-allocation (branch optimization, digital investments in information systems and decision tools) Continue to explore Fintech relationships to enhance revenue streams, information systems and decision tools and improve internal processes – including AI and RPA implementations   26

 PATH TO ENHANCING SHAREHOLDER VALUE  Seize opportunity to acquire top talentGrow loan portfolio Continue to stabilize margin Revenue growth Well controlled non interest expenses Strong capital position provides multiple opportunities   27

 APPENDIX

 QUARTERLY & FULL YEARFINANCIAL PERFORMANCE  29

 30  QUARTERLY & FULL YEARFINANCIAL PERFORMANCE (continued)

 QUARTERLY EARNING ASSET YIELDS  31

 QUARTERLY FUNDING RATES & NIM  32

 ANNUAL EARNING ASSET YIELDS  33

 ANNUAL FUNDING RATES & NIM  34

 GAAP TO NON-GAAP RECONCILIATION  35

 GAAP TO NON-GAAP RECONCILIATION (continued)   36

 GAAP TO NON-GAAP RECONCILIATION (continued)  37

 GAAP TO NON-GAAP RECONCILIATION (continued)  38

 GAAP TO NON-GAAP RECONCILIATION (continued)  39

 GAAP TO NON-GAAP RECONCILIATION (continued)  40

 GAAP TO NON-GAAP RECONCILIATION (continued)  41

 GAAP TO NON-GAAP RECONCILIATION (continued)  42

 GAAP TO NON-GAAP RECONCILIATION (continued)  43

 44  GAAP TO NON-GAAP RECONCILIATION (continued)

 45  GAAP TO NON-GAAP RECONCILIATION (continued)

 46  GAAP TO NON-GAAP RECONCILIATION (continued)